                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form S-4 File No. 333-

       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                           - Thousands of Dollars -

Line
----

                                                       Year Ended December 31
                                ------------------------------------------------------------------   12 Months Ended
                                                                                                         March 31,
                                    1992         1993          1994          1995          1996            1997
                                ----------    ----------    ----------    ----------    ----------      ----------
 1 Net income before
 2   extraordinary
 3   item                       $  513,981    $  112,440    $  423,946    $  737,176    $  743,368      $  714,152
                                ----------    ----------    ----------    ----------    ----------      ----------
 4 Net provisions for
 5  income taxes and
 6  investment tax
 7  credits
 8  charged to --
 9   Operations                 $  272,547    $   66,406    $  300,764    $  503,519    $  462,402      $  445,369
10   Cumulative
11    effect of
12    change in
13    accounting
14    for income
15    taxes                              -        (9,738)         -             -             -               -
16   Other income                   (6,549)      (30,754)      (23,062)       (7,685)       (7,385)         (3,543)
                                ----------    ----------    ----------    ----------    ----------      ----------
17                              $  265,998    $   25,914    $  277,702    $  495,834    $  455,017      $  441,826
                                ----------    ----------    ----------    ----------    ----------      ----------

18  Fixed charges --
19   Interest on debt           $  661,348    $  651,639    $  621,909    $  589,217    $  523,310      $  516,382
20   Estimated interest
21    component of
23    nuclear fuel and
24    other lease payments,
25    rentals and other
26    interest                      53,348        49,021        64,885        73,003        70,666          70,780
27   Amortization of
28    debt discount,
29    premium and
30    expense                       20,178        20,966        22,804        22,738        21,151          21,056
31   Preferred securities
32    dividend requirements
33    of subsidiary
34    trusts                             -          -             -            4,428        16,960          19,368
                                ----------    ----------    ----------    ----------    ----------      ----------
35                              $  734,874    $  721,626    $  709,598    $  689,386    $  632,087      $  627,586
                                ----------    ----------    ----------    ----------    ----------      ----------


36  Preferred and
37   preference
38   stock dividend
39   requirements --
40  Provisions
41    for
42    stock
43    dividends            $   70,539    $ 66,052    $   64,927    $   69,961    $   64,424    $   63,437
44  Taxes on income
45    required to
46    meet provisions
47    for
48    stock
49    dividends                44,646      43,596        42,854        45,945        42,150        41,488
                           ----------    --------    ----------    ----------    ----------    ----------
50                         $  115,185    $109,648    $  107,781    $  115,906    $  106,574    $  104,925
                           ----------    --------    ----------    ----------    ----------    ----------

51  Fixed charges and
52   preferred and
53   preference
54   stock dividend
55   requirements          $  850,059    $831,274    $  817,379    $  805,292    $  738,661    $  732,511
                           ----------    --------    ----------    ----------    ----------    ----------
56  Earned for fixed
57   charges and
58   preferred and
59   preference
60   stock dividend
61   requirements          $1,514,853    $859,980    $1,411,246    $1,922,396    $1,830,472    $1,783,564
                           ==========    ========    ==========    ==========    ==========    ==========
62  Ratios of earnings
63   to --
64    Fixed charges
65     (line 61 divided
66     by line 35)               2.06        1.19          1.99          2.79          2.90          2.84
                           ==========    ========    ==========    ==========    ==========    ==========
67  Fixed charges and
68     preferred and
69     preference
70     stock dividend
71     requirements
72     (line 61 divided
73     by line 55)               1.78        1.03          1.73          2.39          2.48          2.43
                           ==========    ========    ==========    ==========    ==========    ==========